Exhibit (h)(6)(ii)

SCHEDULE A

TO THE EXPENSE LIMITATION AGREEMENT FOR

CERTAIN SERIES OF ALLIANZ FUNDS MULTI-STRATEGY TRUST

(updated as of October 1, 2016)

Funds

Fund Name	Class	Expense Limit	Expense Limitation Expiration Date
AllianzGI Retirement Income Fund			1/31/20
	A	0.95%
	C	1.70%
	R	1.30%
	R6	0.55%
	P	0.65%
	Administrative	0.90%

AllianzGI Retirement 2020 Fund			1/31/20
	A	0.95%
	C	1.70%
	R	1.30%
	R6	0.55%
	P	0.65%
	Administrative	0.90%

AllianzGI Retirement 2025 Fund			1/31/20
	A	0.95%
	R	1.30%
	R6	0.55%
	P	0.65%
	Administrative	0.90%

AllianzGI Retirement 2030 Fund			1/31/20
	A	0.95%
	C	1.70%
	R	1.30%
	R6	0.55%
	P	0.65%
	Administrative	0.90%

Fund Name	Class	Expense Limit	Expense Limitation Expiration Date
AllianzGI Retirement 2035 Fund			1/31/20
	A	0.95%
	R	1.30%
	R6	0.55%
	P	0.65%
	Administrative	0.90%

AllianzGI Retirement 2040 Fund			1/31/20
	A	0.95%
	C	1.70%
	R	1.30%
	R6	0.55%
	P	0.65%
	Administrative	0.90%

AllianzGI Retirement 2045 Fund			1/31/20
	A	0.95%
	R	1.30%
	R6	0.55%
	P	0.65%
	Administrative	0.90%

AllianzGI Retirement 2050 Fund			1/31/20
	A	0.95%
	C	1.70%
	R	0.55%
	R6	1.30%
	P	0.65%
	Administrative	0.90%

AllianzGI Retirement 2055 Fund			1/31/20
	A	0.95%
	R	1.30%
	R6	0.55%
	P	0.65%
	Administrative	0.90%

[Signature page follows.]

[Schedule A to Expense Limitation Agreement]

IN WITNESS WHEREOF, the Trust and the Manager have each caused this Schedule A to the Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:	/s/ Thomas J. Fuccillo
Name:	Thomas J. Fuccillo
Title:	President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ Lawrence Altadonna
Name:	Lawrence Altadonna
Title:	Director

[Schedule A to Expense Limitation Agreement – Signature Page]